                                                                 [FUNDTECH LOGO]


        CONTACTS:



         GM Stetter                           Claudia Gatlin
         Fundtech Ltd.                        CMG International
         Tel: 1-201-946-1100                  Tel: 1-212-830-9080
         Email: gmstetter@fundtech.com        Email: cmginternational@msn.com



                     FUNDTECH REPORTS SECOND QUARTER RESULTS



JERSEY CITY, N.J. -- JULY 19, 2001, -- Fundtech Ltd. (NASDAQ: FNDT), a leading provider of e-payments and Internet banking solutions, announced today its financial results for the second quarter and six months ended June 30, 2001. Revenue for the second quarter was $11.1 million, about even with the second quarter of 2000, and down 15 percent from the first quarter of 2001.

The adjusted net loss for the quarter, which excludes non-recurring expenses of approximately $3.5 million and acquisition-related amortization charges, was $2.9 million, or $0.20 per diluted share, compared with an adjusted net profit of $1.7 million, or $0.12 per diluted share, in the second quarter of 2000. Including the non-recurring expenses and amortization of acquisition-related goodwill, the net loss for the second quarter was $7.0 million, or $0.49 per diluted share, compared with a net profit of $1.1 million, or $0.08 per diluted share, in the same period of 2000.

Software license revenue decreased 41% to $4.0 million, or 36% of total revenue, from $6.8 million in the second quarter of 2000. Maintenance and service revenue was up 66% to $7.0 million, or 63% of total revenue, versus the $4.2 million reported in the same period a year ago.

The non-recurring expenses of $3.5 million in this quarter reflect the costs associated with the Company's reduction in headcount, losses on exiting office leases and the write-off of the Company's investments in certain discontinued projects.


                                     -more-
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FUNDTECH REPORTS SECOND QUARTER RESULTS/2




"Despite the lengthening sales cycles and deferred purchases that are responsible for the current weakness in license revenue, we remain very optimistic about our competitive position and our long term prospects," said Reuven Ben Menachem, Chairman and CEO of Fundtech. "We are completing major investments in new product development that will ensure that we have the most advanced products in the industry. Meanwhile, we are taking appropriate action to streamline our operations, focus on areas with the most profit potential, reduce costs, and enable the Company to achieve operating breakeven in the fourth quarter assuming no near term improvement in market conditions. The Company is positioning itself to solidify its leadership position and gain additional market share once order patterns return to more normal levels."

Areas of continued strength in the quarter included:

-        Ongoing progress on large global payments and cash management projects;

-        Two additional CLS contract wins;

-        New payments deal in the far east with OUB Bank;

- Strong performance by Biveroni's outsourcing operation, which is profitable and continues to grow;

- Strong demand for outsourcing services in the U.S. through the ASP model, including National Penn Bank and Synovus Financial Corp.



ABOUT FUNDTECH

Fundtech (www.fundtech.com) is a leading provider of software solutions and services that facilitate e-payments and e-banking by enabling businesses through their banks to electronically manage cash, process payments and transfer funds. The Company's client-server and Internet software products and services automate the process of transferring funds among corporations, banks and clearance systems and enable businesses to manage global cash positions efficiently and in real-time. Its solutions have been sold to more than 700 financial institutions around the globe.

FUNDTECH REPORTS SECOND QUARTER RESULTS/2


                                      # # #

FORWARD LOOKING STATEMENTS:

Statements included in this Release may contain forward-looking statements. Such forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may relate, but are not limited, to projections of revenues, income or loss, capital expenditures, plans for growth and future operations, competition and regulation as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this Release, the words, "estimates", "expects", "anticipates", "believes", "plans", "intends", and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. The factors that could cause actual results to differ materially from those discussed or identified from time to time in Fundtech's public filings, including general economic and market conditions, changes in regulations and taxes and changes in competition in pricing environment. Undo reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. Fundtech undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this Release or to reflect the occurrence of unanticipated events.

Fundtech Connect is a trademark of Fundtech Corporation. All other trademarks and service marks are properties of their respective owners.

                       FUNDTECH LTD. AND ITS SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                             AS OF JUNE 30,  AS OF DECEMBER 31,
                                                  2001              2000
                                             -------------   ------------------
CURRENT ASSETS
CASH & CASH EQUIVALENTS                       $    13,718        $  18,116
SHORT-TERM  BANK DEPOSIT                                0            3,132
SHORT-TERM  INVESTMENTS                            41,764           42,067
TRADE RECEIVABLE, NET                              26,353           24,375
OTHER CURRENT ASSETS                                2,417            2,719

                                              -----------        ---------
TOTAL CURRENT ASSETS                               84,252           90,409


LONG TERM TRADE RECEIVABLES                         4,005            3,673
LONG TERM LEASE DEPOSIT                               782              476
FIXED ASSETS, NET                                  10,368           11,038
OTHER ASSETS, NET                                  23,061           20,933

                                              -----------        ---------
TOTAL ASSETS                                  $   122,467        $ 126,529
                                              ===========        =========


LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES
TRADE PAYABLES                                $     1,705        $   3,090
DEFERRED REVENUES AND ACCRUED EXPENSES             11,165            3,457

                                              -----------        ---------
TOTAL CURRENT LIABILITIES                          12,870            6,547
                                              -----------        ---------


OTHER LIABILITIES                                     184              268

SHAREHOLDERS' EQUITY
SHARE CAPITAL                                          44               42
ADDITIONAL PAID-IN CAPITAL                        139,502          139,420
ACCUMULATED OTHER COMPREHENSIVE LOSS               (6,753)          (3,951)
DEFERRED COMPENSATION                                 (20)             (32)
ACCUMULATED DEFICIT                               (23,360)         (15,765)

                                              -----------        ---------
TOTAL SHAREHOLDERS' EQUITY                        109,413          119,714
                                              -----------        ---------


                                              -----------        ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $   122,467        $ 126,529
                                              ===========        =========

                       FUNDTECH LTD. AND ITS SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                           JUNE 30,                                 JUNE 30,
                                                    2001                2000                2001                2000
                                                ------------        ------------        ------------        ------------
REVENUES
Software licenses fees                          $      4,006        $      6,810        $     10,782        $     12,191
Maintenance and services fees                          6,983               4,210              13,267               8,192
Hardware sales                                           129                 295                 216                 936
                                                ------------        ------------        ------------        ------------
TOTAL REVENUES                                        11,118              11,315              24,265              21,319
                                                ------------        ------------        ------------        ------------

COST OF REVENUES
Software licenses costs                                  277                  31                 601                  62
Maintenance and services costs                         4,902               2,764               9,798               5,480
Hardware costs                                           104                 243                 173                 750
                                                ------------        ------------        ------------        ------------
TOTAL COST OF REVENUES                                 5,283               3,038              10,572               6,292
                                                ------------        ------------        ------------        ------------


GROSS PROFIT                                           5,835               8,277              13,693              15,027

OPERATING EXPENSES:
Software Development                                   4,696               4,159               8,947               8,334
Selling and marketing                                  2,675               2,412               5,341               4,878
Amortization of acquisition-related
intangible assets                                        621                 603               1,253               1,206
General and administrative                             2,393               1,597               4,499               3,252
Impairment Charges                                     1,035                   0               1,035                   0
Non-recurring Expenses                                 2,438                   0               2,438                   0
                                                ------------        ------------        ------------        ------------
TOTAL OPERATING COSTS                                 13,858               8,771              23,513              17,670
                                                ------------        ------------        ------------        ------------

Operating loss                                        (8,023)               (494)             (9,820)             (2,643)
Financial Income                                       1,056               1,605               2,224               3,006
                                                ------------        ------------        ------------        ------------
NET INCOME (LOSS)                               ($     6,967)       $      1,111        ($     7,596)       $        363
                                                ============        ============        ============        ============

NET INCOME (LOSS) PER SHARE:
Net income (loss) used in computing
income per share                                ($     6,967)       $      1,111        ($     7,596)       $        363

Basic income (loss) per share                   ($      0.49)       $       0.08        ($      0.54)       $       0.03
Diluted income (loss) per share                 ($      0.49)       $       0.08        ($      0.54)       $       0.02

shares used in computing:
Basic income (loss) per share                     14,202,319          14,058,822          14,194,002          14,025,604
Diluted income (loss) per share                   14,202,319          14,793,100          14,194,002          14,820,336

ADJUSTED NET INCOME PER SHARE ( * ):
Adjusted net income (loss) used in
computing income (loss) per share               ($     2,874)       $      1,714        ($     2,870)       $      1,569

Diluted adjusted income (loss)  per share       ($      0.20)       $       0.12        ($      0.20)       $       0.11

shares used in computing:
Diluted income (loss) per share                   14,202,319          14,793,100          14,194,002          14,820,336


(*) THE ABOVE PRESENTATION OF ADJUSTED NET INCOME (LOSS) PER SHARE HAS BEEN ADJUSTED TO EXCLUDE THE EFFECTS OF AMORTIZATION OF ACQUISITION-RELATED INTANGIBLE ASSETS IN 2000 AND 2001 AND NON-RECURRING END IMPAIRMENT EXPENSES IN 2001.